Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No.1 to Form S-1 Registration Statement (No. 333-175052) of Seneca Global Fund, L.P. (formerly Aspect Global Diversified Fund LP) of our report dated March 28, 2012, relating to our audits of the financial statements, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ McGladrey LLP

Chicago, Illinois

May 23, 2012